UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	January 30, 2017

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017 following the adjournment of the Special Shareholders Meeting (the “Special Shareholders Meeting”) of Southern California Gas Company, an indirect subsidiary of Sempra Energy (the “Company” or “SoCalGas”), the Board of Directors of SoCalGas appointed each of Jeffrey Walker Martin, Executive Vice President and Chief Financial Officer of Sempra Energy, and Trevor I. Mihalik, Senior Vice President, Controller and Chief Accounting Officer of Sempra Energy, as a director of the Company effective immediately.

Item 5.07  Submission of Matters to a Vote of Security Holders.
A Special Shareholders Meeting of SoCalGas was held on January 30, 2017. At the Special Shareholders Meeting, shareholders approved by a majority of votes cast an amendment to the Company’s Bylaws (as amended through October 25, 2016) to increase the range of the authorized number of directors to a minimum of four and a maximum of seven directors.
Below are the final voting results.

Votes
Votes For	91,350,970
Votes Against	0
Abstentions	0
Broker Non-Vote	0

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
3.1        Bylaws of Southern California Gas Company (as amended through January 30, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: January 31, 2017	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer